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                                  EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the registration statement on Form S-8 of Lindsay Manufacturing Co., filed on May 8, 2002, of our report, dated October 5, 2001, with respect to the consolidated balance sheet of Lindsay Manufacturing Co. as of August 31, 2001, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the year ended August 31, 2001, and related 2001 financial statement schedule, which report appears in the August 31, 2001, annual report on Form 10-K of the Lindsay Manufacturing Co.


                                        /s/ KPMG LLP
                                        ---------------------------------------
                                        KPMG LLP

Omaha, Nebraska
May 7, 2002